Exhibit 3.331

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “WSI SANDY RUN LANDFILL, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE THIRTIETH DAY OF APRIL, A.D. 2003, AT 3:43 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE EIGHTH DAY OF DECEMBER, A.D. 2003, AT 12:22 O’CLOCK P.M.

CERTIFICATE OF CORRECTION, FILED THE TWELFTH DAY OF JANUARY, A.D. 2004, AT 5:13 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SIXTEENTH DAY OF FEBRUARY, A.D. 2010, AT 4:05 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 2012, AT 6:51 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “WSI SANDY RUN LANDFILL, LLC”.

CERTIFICATE OF FORMATION

OF

WSI SANDY RUN LANDFILL, LLC

This Certificate of Formation of WSI Sandy Run Landfill, LLC (the “LLC”), dated as of April 28, 2003, is being duly executed and filed by Lori S. Woodward, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is WSI Sandy Run Landfill, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

WSI Sandy Run Landfill, Inc.

4 Mount Royal Avenue, Suite 250

Marlborough, MA 01752

April 29, 2003

The undersigned, a Delaware corporation, hereby consents to the use of the name “WSI Sandy Run Landfill, LLC” by WSI Sandy Run Landfill, LLC, a Delaware limited liability company.

CERTIFICATE OF MERGER

MERGING

WSI SANDY RUN LANDFILL, INC.,

a Delaware corporation

INTO

WSI SANDY RUN LANDFILL, LLC,

a Delaware limited liability company

Pursuant to Sec. 18-209 of the Delaware Limited Liability Company Act, the undersigned surviving limited liability company submits the following Certificate of Merger for filing and certifies that:

FIRST: That the name and jurisdiction of formation or organization of each of the constituent entities of the merger is as follows:

Name	State of Incorporation

WSI Sandy Run Landfill, Inc.	Delaware

WSI Sandy Run Landfill, LLC	Delaware

SECOND: That an Agreement and Plan of Merger providing for the merger (the “Merger”) of WSI Sandy Run Landfill, Inc., a Delaware corporation, (the “Merging Corporation”) with and into WSI Sandy Run Landfill, LLC (the “Surviving LLC”) has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 18-209 of the Limited Liability Company Act of Delaware (“DGCL”).

THIRD: That the name of the Surviving LLC of the Merger is WSI Sandy Run Landfill, LLC.

FOURTH: The merger shall become effective on December 8, 2003.

FIFTH: That the executed Agreement and Plan of Merger is on file at an office of the Surviving LLC, the address of which is 4 Mount Royal Ave. Suite 250, Marlborough, MA 01752.

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the Surviving LLC, on request and without cost, to any member or stockholder of any constituent entity.

SEVENTH: That this Certificate of Merger shall be effective upon filing of this Certificate with the Secretary of State of the State of Delaware.

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IN WITNESS WHEREOF, said WSI Sandy Run Landfill, LLC has caused this Certificate of Merger to be signed by its member on this 8 day of December, 2003.

LIMITED LIABILITY COMPANY

CERTIFICATE OF CORRECTION

FILED TO CORRECT A CERTAIN ERROR IN THE

CERTIFICATE OF MERGER

OF

WSI SANDY RUN LANDFILL, INC. WITH AND INTO WSI SANDY RUN LANDFILL, LLC

FILED IN THE OFFICE OF THE SECRETARY OF STATE

OF DELAWARE ON DECEMBER 8, 2003.

1. The name of the limited liability company is WSI Sandy Run Landfill, LLC.

2. A Certificate of Merger was filed by the Company with the Secretary of State of Delaware on December 8, 2003 that requires correction as permitted by Section 18-211 of the Delaware Limited Liability Company Act.

3. The inaccuracy or defect of the Certificate of Merger to be corrected is as follows:

The Certificate of Merger was filed in error. Based on erroneous information regarding the effectiveness of certain related transactions, the Company authorized the filing of the Certificate of Merger. The Company now desires to have the Certificate of Merger declared null and void and to reinstate the separate corporate existence of WSI Sandy Run Landfill, Inc. retroactive to the filing of the Certificate of Merger as if the Certificate of Merger had never been filed.

4. The Certificate of Merger shall be declared null and void.

[Signature Page Follows]

IN WITNESS WHEREOF, said Limited Liability Company has caused this Certificate of Correction to be signed by Arthur L. Streeter, this 12th day of January 2004.

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is WSI SANDY RUN LANDFILL, LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is WSI SANDY RUN LANDFILL, LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center, 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY.